ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT) Form 002
Filing fee: $25.00  revised 12/28/2001
Deliver 2 copies to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Please include a self-address envelope           ABOVE SPACE FOR OFFICE USE ONLY

The undersigned corporation, pursuant to (section)7-110-106, Colorado Revised Statutes (C.R.S.), delivers these Articles of Amendment to its Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

1.   The name of the corporation is:  North Shore Capital III, Inc.
     ___________________________________________________________________________
     (If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: 03/01/02
     ___________________________________________________________________________

3. The text of each amendment adopted (include attachment if additional space needed): Common Stock, par value $0.001 per share, authorized 80,000,000
     ___________________________________________________________________________

     ___________________________________________________________________________

4.   If changing the corporation name, the new name of the corporation is:______

     ___________________________________________________________________________

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:__________________________________________________________

     ___________________________________________________________________________

6.   Indicate manner in which amendment(s) was adopted (mark only one):

_____ No shares have been issued or Directors elected - Adopted by Incorporator(s)
_____ No shares have been issued but Directors have been elected - Adopted by the board of directors
_____ Shares have been issued but shareholder action was not required - Adopted by the board of directors
__X__ The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing)_______________________ (Not to exceed 90 days)

8. The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is: Miriam Alfonso, Esq., Broad and Cassel, uite 3000, Miami, FL 33131 201 S. Biscayne Blvd., S


/s/ Gerard M. Werner            Signer's Name-printed  Gerard M. Werner
-----------------------------                          -------------------------
   (individual's signature)     Signer's Title President
                                               ---------------------------------

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail
____________________________________Web site____________________________________

The Colorado Secretary of State may contact the following authorized person regarding this document: name Miriam Alfonso, Esq. address 201 S. Biscayne Blvd, Ste 3000, Miami, FL 33131 voice 305-373-9461 fax 305-995-6421 e-mail
malfonso@broadandcassel.com

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.